[EXHIBIT 4f TO FORM S-3]

                       COLONIAL GAS COMPANY

                               TO

               THE FIRST NATIONAL BANK OF BOSTON,
                             Trustee

                         _______________

                  Second Supplemental Indenture
                    Dated as of August 1, 1995
                      to Second Amended and
                Restated First Mortgage Indenture

 Additional Issue (Secured Medium Term Notes, Series A) $75,000,000

                      COLONIAL GAS COMPANY
                  Second Supplemental Indenture
              dated as of August 1, 1995 to Second
          Amended and Restated First Mortgage Indenture


     The above Supplemental Indenture was filed for recordation in Massachusetts as follows:

Location              Date                  Reference

Secretary of the                            Documents Nos.
Commonwealth          ______ __, 1995       _____ and _____

Barnstable                                  Instrument No.
County                ______ __, 1995       _____, Book _____,
                                            Page _____

Barnstable County,                          Document No. _____,
Land Registration     ______ __, 1995       Certificates of
Division                                    Title Nos. _____,
                                            _____, and _____

Middlesex County,                           Instrument No.
  North Division      ______ __, 1995       _____, Book _____,
                                            Page _____

Middlesex County,                           Instrument No.
  South Division      ______ __, 1995       _____, Book _____,
                                            Page _____

                                            Instrument No.
Plymouth              ______ __, 1995       _____, Book _____,
                                            Page _____

     THIS SUPPLEMENTAL INDENTURE, dated as of August 1, 1995 (hereinafter referred to as this "Supplemental Indenture" or this "Instrument"), made and entered into by and between Colonial Gas Company (formerly named "Lowell Gas Company"), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 40 Market Street, Lowell, Massachusetts (hereinafter referred to as the "Company"), and The First National Bank of Boston, a national banking association, having its principal place of business at 100 Federal Street, Boston, Massachusetts, as successor Trustee (hereinafter referred to, together with its successors hereunder, as the "Trustee") under the Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First Supplemental Indenture dated as of June 15, 1992 (as so supplemented, the "Indenture"), which amends, restates and supplements the Amended and Restated First Mortgage Indenture dated as of July 1, 1981 from the Company to State Street Bank and Trust Company, as supplemented by the First to Eighth Supplemental Indentures thereto, inclusive, which amended, restated and supplemented the First Mortgage Indenture and Deed of Trust dated as of June 1, 1951 from Lowell Gas Company to State Street Bank and Trust Company, as supplemented by the First to Twenty-second Supplemental Indentures thereto, inclusive, and the Indenture of Trust and First Mortgage dated as of April 1, 1950 from Cape Cod Gas Company (which has been merged into and with the Company) to State Street Bank and Trust Company, as supplemented by the First to Twenty-fifth Supplemental Indentures, thereto, inclusive.

     WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Indenture to which this instrument is supplemental, whereby substantially all the properties of the Company used by it in its gas business, whether then owned or thereafter acquired, with certain exceptions and reservations fully set forth in the Indenture, were given, granted, bargained, sold, transferred, assigned, pledged, mortgaged and conveyed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein to secure bonds of the Company issued and to be issued thereunder (the "Bonds"), and for other purposes more particularly specified therein; and

     WHEREAS, in order to comply with the provisions of sections 2.02, 3.01(g) and 4.07 of the Indenture, it is desirable and the Company is required and has duly and lawfully determined, at the request of the Trustee, to execute and deliver this instrument for the purpose of complying with said provisions; and

     WHEREAS, for the protection of the holders of the Bonds it is desirable to add certain covenants to the covenants of the Indenture; and;

     WHEREAS, it is necessary, desirable and not inconsistent with the security and protection intended to be conferred upon the Trustee and the holders of the Bonds to make certain provisions in this instrument in regard to matters arising under the Indenture; and

     WHEREAS, Bonds in the principal amounts specified below have heretofore been issued under and in accordance with the terms of the Indenture (or Prior Indentures, as defined in the Indenture) as separate series described or designated as hereinafter specified, of which the respective amounts specified below were outstanding on July 31, 1995:


                        Principal Amount       Principal
                         Authorized and          Amount
    Designation              Issued           Outstanding

First Mortgage Bonds,      $12,000,000       $ 6,000,000
  Series CD

First Mortgage Bonds,      $15,000,000       $15,000,000
  Series CE

First Mortgage Bonds,      $20,000,000       $16,363,636
  Series CF

First Mortgage Bonds,      $20,000,000       $20,000,000
  Series CG

First Mortgage Bonds,      $25,000,000       $25,000,000
  Series CH

and the Company now proposes to issue up to $75,000,000 in aggregate principal amount of additional First Mortgage Bonds designated Secured Medium Term Notes, Series A (herein referred to as the "Series A Notes") under the Indenture, which Bonds are to be further designated and described, as to dates, maturities, interest rates, sinking funds, denominations and redemption and call provisions, in such Series A Notes which the Company may issue from time to time, each in the form hereinafter set forth (and the Trustee hereby confirms its approval, previously given prior to the certification of any of said additional Bonds, of the form and designation thereof so specified); and

     WHEREAS, this Supplemental Indenture has been duly authorized by resolution of the Board of Directors of the Company, as required by section 3.01(b) of the Indenture, and the use of terms and expressions herein is in accordance with definitions, uses and constructions contained in the Indenture;
and

     WHEREAS, the Series A Notes to be issued under the Indenture are to be substantially in the following form:

                    (Form of Series A Note)


No. ____-____         COLONIAL GAS COMPANY          $____________

               Secured Medium Term Note, Series A

                    Due ________ ___, _____


     COLONIAL GAS COMPANY, a Massachusetts corporation (hereinafter, with its successors and assigns, as defined in the Indenture mentioned below, generally called the "Company"), for value received, hereby promises to pay to _____________________ or registered assigns, on ________ ___, _____ (or earlier as hereinafter referred to), the principal sum of _____________________________________ dollars ($__________) in lawful money of the United States of America, and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months), in like lawful money, from the date hereof, at the rate of ______________________ percent (______%) per annum, semi-annually on February 15 and August 15 of each year and at maturity, until the principal hereof shall become due and payable. The Company agrees to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, at the rate of ____________________ percent (_____%) per annum and, to the extent permitted by law, interest on any overdue installment of interest at the rate at which such overdue installment was computed according to the terms hereof. The principal of, premium, if any, and interest hereof and hereon will be paid at the principal corporate trust office in Canton, Massachusetts of The First National Bank of Boston (hereinafter, with its successors and predecessors as defined in said Indenture, generally called the "Trustee") or at the principal office of its successor in the trust created by said Indenture or, at the option of the registered owner hereof, at such other office or agency of the Trustee or of the Company maintained by it for the purpose in the Burough of Manhattan, The City of New York, New York, or such other place as may be designated for the purpose pursuant to the provisions of said Indenture.

     This Note is one of a duly authorized issue of First Mortgage Bonds of the Company (the "Bonds") issued or to be issued in one or more series, the series of which this Note is one being designated Secured Medium Term Notes, Series A (herein generally referred to as the "Series A Notes"). The Series A Notes may be issued from time to time in various principal amounts and may mature at different times, may bear interest at different rates, may have different sinking fund provisions, may be in different denominations, may be subject to different redemption or call provisions and may otherwise vary.


      This Note is a Global Note within the
meaning of the Indenture and is registered in the name of The Depository Trust Company, or its nominee, as depository. This Global Note is exchangeable for Series A Notes, registered in the name of a person other than such depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than the transfer of this Note as a whole by such depository to its nominee or by such nominee to such depository or another nominee of such depository) may be registered except in such limited circumstances.

Unless this Note is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     All Bonds of all series and forms are issued or to be issued under and secured by a certain Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992, as supplemented by the First and Second Supplemental Indentures, inclusive, executed counterparts of which are on file with the Trustee and may be examined at its principal corporate trust office in Canton, Massachusetts. Said Second Amended and Restated First Mortgage Indenture, as amended and so supplemented, is herein generally called the Indenture. Reference is made to the Indenture for a description of Bonds outstanding under the Indenture as of particular dates, including Prior Series Bonds as defined in the Indenture, for a description of the property mortgaged and pledged to the Trustee as security for Bonds, for a statement of the nature and extent of the security, the terms and conditions upon which Bonds have been, are or are to be issued and secured, the rights and remedies under the Indenture of the holders of all of said Bonds, and the rights and obligations under the Indenture of the Company and of the Trustee, and for the definitions of certain terms used but not defined in this Note; but neither the foregoing reference to the Indenture, nor any provision of this Note or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this Note as herein provided. By the terms of the Indenture, the Bonds to be secured thereby are issuable to an unlimited (except as provided in said Indenture) aggregate principal amount, in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

     In certain events, on the conditions, in the manner, to the extent and with the effect set forth in the Indenture,

          (1) the principal of this Note may be declared and/or may become due and payable before the stated maturity hereof, together with the interest accrued hereon;

          (2) the Company and the Trustee may make modifications or alterations of the provisions of the Indenture and of this Note with the consent of the holders of not less than 66 2/3% in principal amount of the Bonds outstanding under the Indenture, including not less than 66 2/3% in principal amount of the Bonds of any series or sub-series affected in any manner or to any extent differing from that in or to which the Bonds of any other series or sub-series are affected; provided, however, that no such alteration or modification shall, without the consent of the registered owner of this Note, (a) impair the obligation of the Company in respect of the principal of or premium, if any, or interest on this Note, or extend the maturity hereof or change the rate or extend the time of payment of interest hereon or modify the terms of payment of such principal, premium, if any, or interest, or (b) permit the creation of any lien prior to or on a parity with the lien of the Indenture, except as expressly authorized by the Indenture, or (c) alter the percentages of the principal amount of Bonds required to declare the principal of and interest accrued on all Bonds outstanding immediately due and payable as a result of a default under the Indenture or to annul such declaration, or
     (d) reduce the percentage of the principal amount of Bonds with the consent of the holders of which modifications or alterations may be made as aforesaid;

          (3) the holders of not less than 66 2/3% in principal amount of the Bonds at the time outstanding under the Indenture, including not less than 66 2/3% in principal amount of the Bonds of any series or sub-series affected by the waiver in a manner different from that of any other series or sub-series, may waive any existing default under the Indenture and the consequences of any such default, except a default in the payment of the principal of, premium, if any, or interest on any of the Bonds, and except a default arising from the creation of any lien prior to or on a parity with the lien of the Indenture;

          (4) upon payment of charges and compliance with other conditions as provided in the Indenture, the Series A Notes are exchangeable, at the principal corporate trust office of the Trustee and at such other offices or agencies of the Trustee or of the Company as may be designated for the purpose, for like aggregate principal amounts of Series A Notes in authorized denominations; and this Note is transferable on books kept by the Company at said office of the Trustee and at such other offices or agencies, upon surrender and cancellation hereof at any such office or agency, duly endorsed or accompanied by a duly executed instrument of transfer, and thereupon a new fully registered Series A Note or Notes for a like aggregate principal amount will be issued to the transferee or transferees in exchange for this Note; and

          (5) the Series A Notes (i) are subject to redemption in whole or in part at any time prior to maturity if through the application of eminent domain moneys or the proceeds of insurance arising from loss or casualty, as specified in the Indenture, at the principal amount thereof, and (ii) to the extent specified in the attached table, if any, are subject to redemption, in whole or in part, at any time prior to maturity, at the option of the Company, on and after the initial redemption date specified in the attached table, at the applicable redemption prices (expressed as a percentage of the principal amount) set forth in the attached table, together in each case with accrued interest to the date fixed for redemption. Any redemptions permitted or required under the Indenture, other than those described in (i), will be deemed optional redemptions.

     At least thirty (30) but not more than sixty (60) days prior to the date on which any Series A Note is to be redeemed as aforesaid, written notice of such redemption shall be given by registered mail to the registered owners of the Series A Notes all or any portions of which are to be redeemed. If this Note is called in whole or in part, after provision has been duly made for notice of such call and after deposit shall have been made of the principal, premium, if any, and interest to the date fixed for redemption and such amounts are immediately available on the date fixed for redemption to the holders of the Series A Notes to be redeemed on surrender thereof, this Note, or such called part of the principal amount hereof, shall cease to be secured by the lien of the Indenture, no interest shall accrue on this Note or such called part hereof on and after the date fixed for redemption, and the Company after said date fixed for redemption shall be under no further liability in respect of the principal of or premium, if any, or interest on this Note or such called part hereof (except as expressly provided in the Indenture); and if less than the whole principal amount hereof shall be so called, the registered owner hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such owner, on surrender of this Note duly endorsed or accompanied by a duly executed instrument of transfer, one or more Series A Notes for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid, or to present this Note for the notation hereon of the payment of the part of the principal amount then called and paid.

     This Note is not subject to redemption under any provision of the Indenture, or otherwise, except as expressly referenced above.

     The Company, the Trustee, any paying agent, any bond registrar and any other person may treat the registered owner hereof as the absolute owner hereof for the purpose of receiving payment of the principal of and premium, if any, and interest on this Note and for all other purposes, and neither the Company nor the Trustee, nor any paying agent or bond registrar, shall be affected by any notice or knowledge to the contrary, whether payments on this Note shall be overdue or not. The Company, and every successive owner and assignee of this Note, by accepting and holding the same, consents and agrees to the foregoing provisions, and each invites the others and all persons to rely thereon.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note against any incorporator, stockholder, director, officer or agent, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, stockholders, directors, officers and agents being released by the holder hereof by the acceptance of this Note and being likewise waived and released as provided in the Indenture, provided that nothing herein or in the Indenture shall prevent enforcement of obligations on stock not fully paid up.

     This Note shall take effect as a sealed instrument.

     This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, Colonial Gas Company has caused this
Note to be executed under its corporate seal and issued by its duly authorized officers, all as of _________________ __, 19__.


                                        COLONIAL GAS COMPANY

                                        By

                                        By

Attest:



                (Form of Trustee's Certificate)


     This is one of the Series A Notes referred to in the within-mentioned Indenture.

                         THE FIRST NATIONAL BANK OF BOSTON,
                              as Trustee


                         By
                             Authorized Officer


                     (Form of Endorsement)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ (whose Taxpayer Identification Number is ____________________) the within Note, and all rights thereunder, hereby irrevocably constituting and appointing _________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
In the presence of:


     Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

            [Insert Redemption Table, if applicable]

     NOW, THEREFORE, THIS INSTRUMENT (BEING THE SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURE) WITNESSETH that, in consideration of the premises, and of the acceptance and purchase of the Series A Notes by the holders thereof, and of the sum of $1.00 duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt of which is hereby acknowledged, and in confirmation of and supplementing and amending the Indenture and in performance of and compliance with the provisions thereof, said Colonial Gas Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged and conveyed, and by these presents does give, grant, bargain, sell, transfer, warrant, assign, pledge, mortgage, convey and confirm unto The First National Bank of Boston, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created, and its and their assigns, (a) all and singular the property, and rights and interests in property, described (directly or by cross-reference to the Prior Indentures) in the Indenture and thereby conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired;
(b) all of the real estate and personal property owned by the Company located respectively in the City of Lowell, and in the Towns of Chelmsford, Tewksbury, Dracut, Billerica, Westford, Tyngsborough, Dunstable, Pepperell, North Reading, Littleton, Wilmington, Wareham, Bourne (which includes the village of Buzzards Bay), Mashpee, Falmouth, Barnstable (which includes the village of Hyannis), Yarmouth, Dennis, Harwich, Chatham, Sandwich, Brewster, Orleans and Eastham, all in Massachusetts, including (without in any way limiting the generality of the foregoing) the parcel or parcels of real estate, if any, described in Exhibit A hereto; and (c) also without limiting the generality of the foregoing, all the right, title and interest of the Company in and to the franchises, rights, titles, interests, easements and all other real and personal property acquired or constructed by the Company since the execution and delivery of the Indenture as fully as if set forth herein at length; except such of said properties or interests therein described above in
(a) to (c), inclusive, as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the Indenture.

     SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided (directly or by cross-reference to the Prior Indentures) in the Indenture and in the descriptions (directly or by cross-reference to the Prior Indentures) in the Indenture and in the deeds or grants referred to therein (or in said Prior Indentures).

     BUT SPECIFICALLY RESERVING AND EXCEPTING (as the same were reserved and excepted from the lien of the Indenture) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights described (directly or by cross-reference to the Prior Indentures) on page 11 of the Indenture as specifically reserved and excepted.

     PROVIDED, HOWEVER, that if an event of default occurs and the Trustee or any receiver or trustee appointed for the purpose shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, take possession of the said specifically excepted property and use it as if such property were part of the trust estate, unless and until such default shall be remedied and possession of the trust estate restored to the Company.

     TO HAVE AND TO HOLD all such property, rights, title and interests unto The First National Bank of Boston, Trustee hereunder, its successors in the trust created by the Indenture, and its and their assigns, to its and their own use and behoof forever;

     BUT IN TRUST, NEVERTHELESS, under and subject to the provisions and conditions, with all the powers and authority and for the trusts and purposes set forth in the Indenture, and (1) for the equal pro rata benefit and security (except as provided in sections 2.09 and 2.10 of the Indenture, and except insofar as a sinking, improvement or analogous fund or funds, established in accordance with the provisions of the Indenture for any series of Bonds, may afford particular security for Bonds of one or more series or sub-series, and except independent security as provided in section 2.02 of the Indenture) of the holders of such of said series of Bonds as are now outstanding and $75,000,000 in aggregate principal amount of Series A Notes for the issue of which provision is made herein, and of the holders of all the Bonds from time to time certified, issued and outstanding under the Indenture, and the bearers of the coupons thereto appertaining, without (except as aforesaid) any preference, priority or distinction whatever of any Bond or coupon over any other Bond or coupon by reason of priority in the series or in the issue, sale or negotiation thereof, or otherwise, and (2) subject to the covenants, agreements, rights, privileges, immunities and duties set forth in the Indenture and this instrument.

     The Company hereby declares that it holds and will hold and apply all property described (directly or by cross-reference to the Prior Indentures) on page 11 of the Indenture as specifically reserved and excepted, upon the trusts of the Indenture set forth and as the Trustee (or any purchaser thereof upon any sale thereof hereunder) shall for such purpose direct, from time to time, to the fullest extent permitted by law or in equity, as fully as if the same could be and had been granted, conveyed, mortgaged, transferred and assigned to and vested in the Trustee by the Indenture.

                           ARTICLE I

                         Series A Notes

     Section 1.01. General Terms of Series A Notes. The second series of Bonds to be issued under the Indenture shall be known as "Secured Medium Term Notes, Series A." Such Series A Notes shall be limited in aggregate principal amount to $75,000,000. The Series A Notes shall be issued from time to time as fully registered Bonds, without coupons, and no coupon bonds shall be issued, whether upon original issue or upon transfers or exchanges. The Series A Notes shall be substantially in the form hereinbefore recited and, in each case, shall recite the principal amount, interest rate, maturity, redemption or call provisions and other provisions thereof, which may vary as among the Series A Notes. The Series A Notes may be issued in the denomination of one thousand dollars ($1,000) each or any multiple thereof and, without regard to the denomination thereof, shall be numbered consecutively. Each Series A Note shall be dated as of the day of certification, except that Series A Notes issued upon transfers and exchanges of Series A Notes and upon exchanges of temporary Bonds for such Series A Notes shall be dated so that no gain or loss of interest shall result from such transfer or exchange. The Series A Notes shall be due and payable on such dates, and shall bear interest at such rates (in each case computed on the basis of a 360-day year of twelve 30-day months from the date thereof) as may be specified therein from the date of issuance. Interest thereon shall be payable semi-annually, on February 15 and August 15 in each year, and at maturity, until the principal thereof shall become due and payable. The Company also agrees to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, at a rate equal to the interest rate of the relevant Series A Note, plus one percent (1.00%) per annum and, to the extent permitted by law, interest on any overdue installment of interest at the rate at which such overdue installment of interest was calculated according to the terms of the Series A Notes. The Series A Notes shall be payable as to principal, premium, if any, and interest at, unless the holder of any such Bond and the Company shall have otherwise agreed in writing, the principal corporate trust office of the Trustee in Canton, Massachusetts, or at the principal office of its successor in trust created by the Indenture or, at the option of the registered owner thereof, at such other office or agency of the Trustee or of the Company maintained by it for the purpose in the Burough of Manhattan, The City of New York, New York, or such other place as may be designated for the purpose pursuant to the provisions hereof, in lawful money of the United States of America.

     The Series A Notes shall be exchangeable by the holders, and may be transferred, in each case as provided in section 2.06 of the Indenture, all upon payment of charges and otherwise as provided in the Indenture.

     The Series A Notes are not subject to redemption, at the option of the Company or otherwise, by operation of the provisions of the Indenture, whether under sections 7.02 and 7.03 of the Indenture, or otherwise, except as specifically set forth in the form of such Notes.

     Series A Notes at any time outstanding may be called for redemption in the manner provided in Article 5 of the Indenture and section 1.03 hereof (i) in whole or in part, at any time prior to maturity, at the option of the Company, to the extent, under the provisions of and at the redemption prices specified in the resolution of the Company providing for the issue of such Series A Notes (the "Resolution") and set forth in the related Series A Notes or (ii) in whole or in part at any time prior to maturity through the application of eminent domain moneys (as hereinafter defined) or the proceeds of insurance arising from loss or casualty under the provisions of the Indenture at the principal amount thereof; together in each case with unpaid interest accrued to the date fixed for redemption. Any redemptions permitted or required under the Indenture, other than those described in (ii) above, shall be deemed optional redemptions. The term "eminent domain moneys" shall mean the net proceeds of the taking of property included in the trust estate by exercise of the power of eminent domain, or by similar right or power, or the purchase or designation of the purchaser of, or ordering of the sale of, all or any part of such property by the exercise of any right of any governmental authority, or the sale or conveyance in lieu and in reasonable anticipation of any such event (provided that, in case of a sale or conveyance in anticipation of any such event, "eminent domain moneys" shall include, in addition to said net proceeds, the excess of the fair value over the net proceeds, if the fair value, as evidenced by an engineer's certificate, of the property sold or conveyed, is greater than such net proceeds), together with all net sums payable for any damage to any fixed assets embraced in the trust estate by or in connection with any such taking, sale or conveyance.

     Section 1.02. Payment of Interest. Whenever Series A Notes are called for redemption, the Company shall, in each case, prior to the date fixed for redemption thereof, pay to the Trustee in cash all unpaid interest accrued on such Series A Notes to said date fixed for redemption.

     Section 1.03. Procedure for Redemption. Except as otherwise provided in this section 1.03 or the Resolution, the procedure for redemption of Series A Notes shall be that specified in sections 5.02, 5.03 and 5.04 of the Indenture.

     Notice of redemption of any Series A Notes shall be given by the Company as provided in sections 5.02 and 5.03 of the Indenture, except that, unless otherwise provided in the Resolution, notice need be given only by mail and not by publication. Any such notice of redemption shall be mailed not less than thirty (30) nor more than sixty (60) days prior to the date on which the proposed redemption is to take place. The mailing of such notice shall be a condition precedent to redemption, provided that any notice which is so mailed shall be conclusively presumed to have been duly given, whether or not the holders receive such notice, and failure to give such notice by mail, or any defect in such notice, to the holder of any such Series A Note designated for redemption, in whole or in part, shall not affect the validity of the redemption of any other such Series A Note.

     Section 1.04. Global Notes. Notwithstanding any other provisions of this Supplemental Indenture, the Series A Notes issued by the Company and authenticated and delivered by the Trustee under this Supplemental Indenture shall be issued as definitive, fully-registered global notes in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), in the aggregate principal amount of all Series A Notes issued hereunder.

     The Company and the Trustee may treat DTC as, and shall deem DTC to be, the absolute owner of the Series A Notes evidenced by the global notes for the purpose of payment of principal of, premium, if any, and interest on such Series A Notes, for the purpose of all other matters with respect to such Series A Notes, for the purpose of registering transfers with respect to Series A Notes, and for all other purposes whatsoever. Neither the Company nor the Trustee shall have any responsibility or obligation to any of DTC's direct or indirect participants.
Without limiting the immediately preceding sentence, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (i) the accuracy of the records of DTC or its nominee or any of its direct or indirect participants with respect to any ownership interest in the global notes, (ii) the delivery to any of DTC's direct or indirect participants or any other person, other than DTC, of any notice with respect to the Series A Notes evidenced by the global notes, (iii) the payment to any of DTC's direct or indirect participants or any other person, other than DTC, of any amount with respect to the principal of, premium, if any, or interest on the Series A Notes evidenced by the global notes, and (iv) the failure of DTC to provide any information or notification on behalf of any of DTC's direct or indirect participants. The Trustee shall pay all principal of and premium, if any, and interest on the Series A Notes only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy the Company's obligations with respect to the principal of and premium, if any, and interest on such Series A Notes to the extent so paid. Notwithstanding the provisions of the Indenture to the contrary (including, without limitation, place of payment, surrender of the Series A Notes, registration and transfer thereof and authorized denominations), as long as any of the Series A Notes are in the form of a global note, full effect shall be given to the procedures and practices of DTC with respect thereto, and the Trustee shall comply therewith.

     In the event that (i) DTC (or any successor securities depository) is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company determines that the continuation of the system of book-entry only transfers through DTC (or a successor securities depository) is not in the best interests of the beneficial owners of the Series A Notes or is burdensome to the Company, or (iii) a default under the Indenture has occurred and is continuing, the Company will notify DTC and the Trustee, whereupon DTC or the Trustee will notify DTC participants of the availability through DTC of certificates for the Series A Notes. In such event, the Company and the Trustee shall execute and deliver a supplemental indenture to add such provisions and to make such modifications, including in the form of Series A Note, as may be necessary or appropriate to provide for the issuance of the Series A Notes in certificated form and the Company shall issue and the Trustee shall transfer and exchange certificates for the Series A Notes as requested by DTC in denominations as prescribed by Section 1.01 hereof, to the identifiable beneficial owners in replacement of such beneficial owners' respective beneficial interests in the Series A Notes.


                           ARTICLE II

                         Miscellaneous

     Section 2.01.  Certain Covenants.  For purposes of Sections
3.01(h) and 4.22 of the Indenture, and not for any other purpose, the Series A Notes are hereby designated as Prior Series Bonds.

     Section 2.02. Miscellaneous Provisions. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The Trustee under the Indenture shall ex officio be Trustee hereunder. The remedies and provisions of the Indenture, applicable in case of any default by the Company thereunder, are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

     If, pursuant to Article I of this Supplemental Indenture or any similar provision of any other supplemental indenture, the Trustee makes payment of the redemption price of all or a portion of any registered Series A Note directly to the registered owner thereof without presentation or surrender thereof, the Trustee shall have no responsibility to ascertain whether such registered owner carries out its agreement not to dispose of such Note without prior presentation or surrender thereof to the Trustee as provided in said Article I or similar provision, and the Trustee shall not be liable for any claim if arising out of or because of the failure of such registered owner to carry out its said agreement.

     The recitals in this Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery or recording of this Supplemental Indenture, except as expressly set forth in the Indenture. The Trustee shall not be taken impliedly to waive by this Supplemental Indenture any right it would otherwise have. As provided in the Indenture, this Supplemental Indenture shall hereafter form a part of the Indenture.

     The date of this Supplemental Indenture is intended as and for a date for reference and for identification, the actual time of the execution hereof being the date set forth in the testimonium clause hereof.

     This Supplemental Indenture shall become void when the Indenture shall be void.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of
Section 318(c) of the Trust Indenture Act of 1939, as amended, such imposed duties shall control.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     IN WITNESS WHEREOF, Colonial Gas Company has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, and The First National Bank of Boston has caused this Supplemental Indenture to be executed, and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, all as of the day and year first above written but actually on the ____ day of ________, 1995.


                                   COLONIAL GAS COMPANY

     [Seal]
                                   By_____________________________


                                   By______________________________



Attest:


____________________________________
Clerk


                          THE FIRST NATIONAL BANK OF BOSTON, as Trustee

     [Seal]

                          By _________________________________


                          By _________________________________



Attest:


____________________________________
Clerk


The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Suffolk                  )


     On this _____ day of __________, 1995 before me personally appeared ____________________, and _____________, to me personally known, who, being by me duly sworn, did say that they are the ________________ and _______________, respectively, of Colonial
Gas Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of Directors; and the said _____________ and _________________, acknowledged said instrument to be the free act and deed of said corporation.

                                                           [Seal]



                                   ___________________________
                                   Notary Public
                                   My Commission Expires:


The Commonwealth of Massachusetts  )
                                   ) ss.:
County of Suffolk                  )


     On this _____ day of __________, 1995 before me personally appeared __________________ and __________________, to me personally known, who, being by me duly sworn, did say that they are the ___________________ and ___________________, respectively, of The First National Bank of Boston, that the seal affixed to the foregoing instrument is the corporate seal of said bank, and that said instrument was signed and sealed by them on behalf of said bank, by authority of its Board of Directors; and the said ___________________ and _____________________, acknowledged said instrument to be the free act and deed of said trust company, as trustee.

                                                           [Seal]



                                   _______________________
                                   Notary Public
                                   My Commission Expires:


                                                        Exhibit A


                      REAL ESTATE ACQUIRED

                     BY COLONIAL GAS COMPANY

             [END OF EXHIBIT 4f TO FORM S-3]